UNITED STATES
SECURITIES AND EXCHANGE COMMISSIONWashington, D.C. 20549

FORM 8-K

Current Report Pursuantto Section 13 or 15(d) of theSecurities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2004

Guaranty Federal Bancshares, Inc.(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

43-1792717
(I.R.S. employer identification number)

0-23325
(Commission file number)

1341 West BattlefieldSpringfield, Missouri 65807(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333
Not applicable(Former name or former address, if changed since last report)

INCLUDED INFORMATION

Item 5. Other Events and Regulation FD

On April 15, 2004, Guaranty Federal Bancshares, Inc. (the "Company") issued a press release announcing that there are 224,729 shares of its common stock remaining to be repurchased to complete the repurchase plan announced on November 22, 2002.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number Description

99.1 Press release, dated April 15, 2004 (furnished with respect to Item 12)

Item 12. Results of Operations and Financial Condition

On April 15, 2004, the Company issued a press release announcing its earnings for the second quarter ended December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By:
/s/ Don M. Gibson______________
Don M. Gibson
President and Chief Executive Officer

Date: April 15, 2004